Exhibit 5.1

October 15, 2021

Unique Fabricating, Inc.
800 Standard Parkway
Auburn Hills, MI 48326

Re:     Securities Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) filed on October.15, 2021 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 2,110,320 shares of common stock, par value $0.001 per share (the “Common Stock”), of Unique Fabricating, Inc., a Delaware corporation (the “Company”), including (i) 1,954,000 shares of Common Stock (the “Shares”) which were acquired in a private placement by and are to be sold from time to time by the selling stockholders listed in the Registration Statement under “Selling Stockholders” (the “Selling Stockholders”) and (ii) up to 156,320 shares of Common Stock (the “Warrant Shares”) that are issuable upon the exercise of the placement agent warrant (the “Placement Agent Warrant”) issued in connection with the private placement.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

The opinion set forth below is limited to the Delaware General Corporation Law.

Based on the foregoing, we are of the opinion that (1) the Shares have been duly authorized and validly issued and are fully paid and non-assessable and (2) the Warrant Shares when issued upon exercise of the Placement Agent Warrant in accordance with the terms thereof will be duly authorized and validly issued and fully paid and non-assessable.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

SILLS CUMMIS & GROSS, P.C.

/s/ Sill Cummis & Gross, P.C.